As filed with the Securities and Exchange Commission on July 22, 2020

Registration No. 333-237236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEARNY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	6036	30-0870244
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

120 Passaic Avenue

Fairfield, New Jersey 07004

(973) 244-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Craig L. Montanaro

President and Chief Executive Officer

120 Passaic Avenue

Fairfield, New Jersey 07004

(973) 244-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence M.F. Spaccasi, Esq.

Marc P. Levy, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

Phone: (202) 274-2000

Approximate date of commencement of proposed sale to the public: The merger of MSB Financial Corp. with and into Kearny Financial Corp. (the “Company”) was consummated on July 10, 2020. The Company is hereby amending this Registration Statement to deregister 212,539 shares of its common stock, par value $0.01 per share, which were issuable to the stockholders of MSB Financial Corp. in connection with the merger of MSB Financial Corp. with and into the Company.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-237236) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Kearny Financial Corp. (the “Company”) set forth in the Registration Statement on Form S-4 (File No. 333-237236), declared effective on April 16, 2020, the Company is filing this Post-Effective Amendment No. 1 to deregister 212,539 shares of its common stock, par value $0.01 per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of MSB Financial Corp. in connection with the merger of MSB Financial Corp. with and into the Company.

Pursuant to the Registration Statement on Form S-4, 6,066,350 shares of the Company’s common stock were registered to be issued to the stockholders of MSB Financial Corp. in connection with the merger. Upon the consummation of the merger, the Company issued 5,853,811 of these shares to the stockholders of MSB Financial Corp. Therefore, in accordance with the undertaking mentioned above, the Company hereby deregisters the remaining 212,539 shares of the Company’s common stock previously registered pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-237236 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on July 22, 2020.

KEARNY FINANCIAL CORP.

By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-237236 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Craig L. Montanaro	President, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2020
Craig L. Montanaro

/s/ Keith Suchodolski	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2020
Keith Suchodolski

*	Director
Theodore J. Aanensen

*	Director
Raymond E. Chandonnet

*	Director
John N. Hopkins

*	Director
Catherine A. Lawton

*	Director
John J. Mazur, Jr.

*	Director
Joseph P. Mazza

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*	Director
John F. McGovern

*	Director
Leopold W. Montanaro

*	Director
Christopher Petermann

*	Director
Charles J. Pivirotto

*	Director
John F. Regan

*	Pursuant to Power of Attorney previously filed with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 17, 2020.

By:	/s/ Craig L. Montanaro	July 22, 2020
Craig L. Montanaro
Attorney-in-fact

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